Exhibit 99(b)

[Wendy’s International, Inc. Logo]

Wendy’s International, Inc. announces special dividend of Tim Hortons Inc. shares

Estimated distribution ratio, method for settling fractional shares announced

Spin-off timing remains on track

DUBLIN, Ohio (August 31, 2006) – Wendy’s International, Inc. (NYSE: WEN) today announced that its Board of Directors has approved the distribution by special dividend to its shareholders of the 159,952,977 common shares of Tim Hortons Inc. (TSX/NYSE: THI) that it owns. The shares represent an 82.75% ownership stake of Tim Hortons. Wendy’s will distribute all the Tim Hortons shares it currently owns to its shareholders and expects the distribution to occur on September 29.

The distribution will take place in the form of a pro rata common stock dividend to Wendy’s shareholders of record as of Friday, September 15. Wendy’s currently has approximately 118 million shares outstanding; accordingly, Wendy’s shareholders will receive approximately 1.3593 shares of Tim Hortons common stock for every share of Wendy’s common stock held as of the record date of Friday, September 15. The final distribution ratio will be set on the record date and will be calculated by dividing the Tim Hortons shares to be distributed by the number of Wendy’s shares outstanding on September 15.

Any remaining fractional shares will not be distributed but will be aggregated and sold in the public market. The net cash proceeds of these sales will be distributed on a pro rata basis to the shareholders who would have otherwise received fractional shares.

“This transaction will fulfill the commitment we made to complete the spin-off of Tim Hortons before the end of the year,” said Wendy’s interim Chief Executive Officer and President Kerrii Anderson. “It will also provide our shareholders with an ownership position in two solid restaurant brands, Wendy’s and Tim Hortons, both of which are poised to enhance shareholder value as independent companies.”

“Spending the past decade as part of the Wendy’s organization has been a great opportunity to grow our brand,” said Chief Executive Officer and President Paul House. “At the same time, we are excited to become a separate publicly owned company. Our management team has spent the past year preparing for this separation, and we are confident that we can continue to add value for our franchisees, customers and shareholders as an independent company.”

Information regarding spin-off transaction

Wendy’s shareholders need not take any action, make any payment, or surrender any existing shares of Wendy’s common stock to participate in the spin-off. In addition, no vote of Wendy’s shareholders is required; therefore, no proxy will be solicited in connection with the spin-off.

The dividend distribution of Tim Hortons shares will not affect the number of Wendy’s common shares outstanding or the number of Wendy’s shares owned by each shareholder. Wendy’s shareholders entitled to the dividend of Tim Hortons shares will receive a book-entry account statement reflecting their ownership of Tim Hortons common stock, or their brokerage account will be credited for the shares.

Wendy’s plans to send an information statement regarding this transaction to its shareholders after Friday, September 15. The information statement will include details on the distribution and will also be posted on the Wendy’s investor Web site at www.wendys-invest.com and the Tim Hortons investor Web site at www.timhortons-invest.com.

Trading market information for Wendy’s and Tim Hortons

Shareholders who sell their shares of Wendy’s common stock in the “regular-way” market (i.e., the normal trading market on the New York Stock Exchange under the symbol “WEN”) after the record date of Friday, September 15 and on or before the distribution date of Friday, September 29 will be selling their right to receive shares of Tim Hortons common stock in connection with the spin-off.

Wendy’s expects that a “when-issued” market (i.e., trading in Wendy’s shares without the right to receive Tim Hortons common shares under the symbol “WEN wi”) will develop on or about two business days prior to the record date. It is also expected that a “when-issued” market will develop on or about two business days prior to the record date for the Tim Hortons shares on both the New York and Toronto stock exchanges.

Investors are encouraged to consult with their financial and tax advisors regarding the specific implications of any potential transactions in Wendy’s or Tim Hortons shares between September 13 and 29.

U.S. federal income tax consequences

Wendy’s has received a ruling from the Internal Revenue Service that for U.S. federal income tax purposes, the distribution of Tim Hortons common stock is tax-free to the Company and to Wendy’s U.S. shareholders, except in respect to cash received in lieu of fractional share interests.

After the distribution is completed, Wendy’s will provide its U.S. shareholders information to enable them to compute their tax basis in both Wendy’s and Tim Hortons shares and other information they will need to report their receipt of Tim Hortons common stock on their 2006 U.S. federal income tax return as a tax-free transaction.

A tax advisor should be consulted about the particular tax consequences of the distribution, including the application of state, local and foreign tax laws.

Canadian shareholder income tax consequences

The Canadian Income Tax Act provides that the distribution of common shares to Canadian shareholders in a U.S. tax-free spin-off can, in certain circumstances, be a tax-free transaction for Canadian income tax purposes. To qualify, the U.S. corporation must provide certain required information to the Canada Revenue Agency (“CRA”) so it can determine whether the spin-off meets the Canadian tax law requirement for tax-free treatment in Canada, and Wendy’s intends to provide such information. If the CRA concludes that the requirements for tax-free treatment have been met, to receive such treatment, the Canadian shareholders must file an election with their income tax returns for the taxation year in which the spin-off occurs.

Once received, notice of the CRA’s determination with respect to spin-off will be posted on the Wendy’s investor Web site at www.wendys-invest.com and the Tim Hortons investor Web site at www.timhortons-invest.com.

A tax advisor should be consulted about the particular tax consequences of the distribution including the application of federal, provincial and foreign tax laws.

Safe Harbor statement

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. Factors set forth in our Safe Harbor under the Private Securities Litigation Reform Act of 1995, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. Please review the Company’s Safe Harbor statement at http://www.wendys-invest.com/safeharbor.

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with more than 9,900 total restaurants and quality brands, including Wendy’s Old Fashioned Hamburgers® and Baja Fresh Mexican Grill. The Company also has investments in two additional quality brands – Cafe Express and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

Tim Hortons Inc. overview

Tim Hortons Inc. is Canada’s largest quick service restaurant chain. Founded in 1964 as a coffee and donut shop, Tim Hortons has evolved to meet consumer tastes, with a menu that now includes premium coffee, flavored cappuccinos, specialty teas, home-style soups, fresh sandwiches and fresh baked goods. As of July 2, 2006, Tim Hortons system-wide restaurants numbered 2,625 in Canada and 297 in the United States. More information about the Company is available at www.timhortons.com.

WENDY’S CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

TIM HORTONS CONTACT:
Paul Carpino: (905) 339-6186 or carpino_paul@timhortons.com